EXHIBIT 10.24

TO:

Unico American Corporation

26050 Mureau Road

Calabasas, CA 91302

Attention: Michael Budnitsky, Chief Financial Officer

FROM:

Cary L. Cheldin

26050 Mureau Road

Calabasas, CA 91302

RE: Amendment to Employment Agreement

This document is to memorialize a discussion about Cary L. Cheldin's bonus held at January 30, 2019, Special meeting of Unico American Corporation Board of Directors.

Pursuant to Section 14 of the “Employment Agreement” entered into on the 17th day of March, 2015, between myself and Unico American Corporation, I, Cary L. Cheldin, hereby agree to waive certain rights as described below.

These waivers are retroactive to January 1, 2018, and shall remain effective from January 1, 2018, until January 1, 2019. Nothing contained in the following waivers shall be construed to require me to reimburse the Company for any compensation, however defined, which has already been paid to me.

Waivers:

1.	I, Cary L. Cheldin, hereby waive my right to the Mandatory Bonus provided under Section 3.2 of the Employment Agreement only for 2018.

2.	I, Cary L. Cheldin, hereby waive my right to protection against the Company’s decision, if any, to decrease my annual bonus only for 2018.

By Executive:

/s/ Cary L. Cheldin

Cary L. Cheldin

March 27, 2019

By Company:

/s/ Michael Budnitsky

Michael Budnitsky

March 27, 2019